EXHIBIT 23.1

                       CONSENT OF BEARD MILLER COMPANY LLP



              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2002, with respect to the financial statements of Cimnet, Inc. included in this Registration Statement (Form SB-2) and related Prospectus for the registration of 1,046,965 shares of common stock.


                                        /s/ BEARD MILLER COMPANY LLP





Reading, Pennsylvania
April 9, 2002